NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS

                  The Annual Meeting of Shareholders of CNB BANCORP, INC. will be held at the Holiday Inn, 308 North Comrie Avenue, Johnstown, New York at 4:00 p.m. on April 21, 1998 for the purpose of considering and voting upon the following matters:

                  1.  To elect four directors.

                  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  As the record date for the meeting the Board of Directors has set March 20, 1998. Only holders of the Company's common stock of record at the close of business on such date will be entitled to vote at such meeting.

                  A copy of the annual report for the calendar year ended December 31, 1997 is being mailed to all shareholders together with this notice of the annual meeting. The annual report is not a part of the proxy soliciting material.

                                    By Order of the Board of Directors


                                         George A. Morgan
                                    Vice President & Secretary

March 20, 1998

                                  IMPORTANT

                  Whether or not you contemplate attending the meeting, it is suggested that the enclosed Proxy be executed and returned promptly to the Company in the enclosed reply envelope. If you attend the meeting, you may withdraw your Proxy. No officer or employee of the Company may be named as Proxy.

CNB BANCORP, INC.

Principal Office - 10-24 North Main Street, Gloversville, New York 12078

                                PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held April 21, 1998

                               GENERAL INFORMATION

                 This proxy statement is furnished in connection with the solicitation, by the Board of Directors of CNB Bancorp, Inc., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Tuesday, April 21, 1998 at the Holiday Inn, 308 North Comrie Avenue, Johnstown, New York 12095. At the Annual Meeting, shareholders of the Company are being asked to consider and vote upon the election of four directors for three year terms. This proxy statement and the form of proxy are first being sent to shareholders on March 20, 1998. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the meeting will not, in and of itself, constitute revocation of a proxy).

                 All shares represented by valid proxies sent to the Company to be voted at the Annual Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the shareholder executing such proxy. If no directions are given, proxies will be voted FOR the nominees presented herein.

                 Proxies will be solicited by mail. They may also be solicited by directors, officers, and regular employees of the Company and the City National Bank and Trust Company (the "Bank"), a wholly-owned subsidiary of the Company, personally or by telephone, but such persons will receive no additional compensation for such services. The Company will bear all costs of soliciting proxies. In addition the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who are holders of record of the Company's common stock on the record date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and Notice of Annual Meeting, to the beneficial owners of such shares.

                  As of March 20, 1998, there were 1,600,000 shares of common stock, $2.50 par value, of the Company outstanding. Only holders of such stock at the close of business on March 20, 1998 are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share held. As of January 31, 1998, of the total outstanding, 13,280 shares were held by the Trust Department of the Bank as sole trustee. Such number of shares as may be held by the Bank in this manner on the record date will not be voted in the election of directors. Directors are elected by a plurality of the votes cast at the meeting. There is no cumulative voting for directors.

                 As of January 31, 1998, directors and officers of the Company beneficially owned an aggregate of 119,835 shares of the Company's common stock, which represented 7.49% of the shares of common stock then outstanding.

                  No person is known to the Company to be the beneficial owner of more than five per cent of the Company's common stock.


                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

                  In order for shareholder proposals to be eligible for inclusion in the Company's proxy material relating to its 1999 Annual Meeting, they must be directed to the Secretary of the Company and received no later than November 18, 1998.


                            ELECTION OF DIRECTORS

                  The by-laws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 members and that the total number of directors may be fixed by action of the Board of Directors or the shareholders. The by-laws further provide that the directors shall be divided into three (3) classes as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors. Each class holds office for a term of three years, but only one class comes up for election each year. Theodore E. Hoye, Jr. retired as a Class 3 director subsequent to year-end 1997. Theodore E. Hoye, III was appointed by the Board of Directors to complete his unexpired term. The Board of Directors has fixed the number of directors at eleven. A total of four people, including Theodore E. Hoye, III, have been designated by the Board as nominees for election at this meeting for three-year terms as directors in Class 3, to expire at the annual meeting to be held in 2001. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation, removal or disqualification.

                  Nominations for directors to be elected at an annual meeting of shareholders, must be submitted to the Secretary of the Company in writing not later than the close of business on the thirtieth (30th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the presiding officer of the meeting.

                  All nominees are currently directors of the Company and of the Bank and will be nominated for election to serve until their successors are elected. Except as noted below, all of the nominees have held the same or another executive position with the same employer during the past five years.

                  It is the intention of the persons named in the proxy to vote for the election of the following nominees, all of whom have consented to be named in this Proxy Statement, to serve if elected, and to hold office until their successors are elected and qualified. If any nominee is unavailable for election or declines to serve, the shares may be voted for a substitute nominee. The names of the nominees for election for a term of three years and certain information as to each of them are as follows:


                                                                                Shares of Common Stock
                                                                                of the Company Beneficially
                                                                                owned as of January 31, 1998
                                                                                Bracketed ( ) numbers refer to
                                                                                footnotes below

Name, Age, Other Positions with
the Company, Principal Occupation
and Directorships of Other                       Director
Publicly Owned Companies                         Since                  Expires             Number <F1>                  Percent

CLASS 3

George A. Morgan, 55
Vice President and Secretary
of the Company
Executive Vice President,
Cashier and Trust Officer
of the Bank                                      1991                   1998                   816                        .05

Clark D. Subik, 43
President
Superb Leather, Inc.
Leather Merchandiser                             1995                   1998                 1,000                        .06

Deborah H. Rose, 47
Vice President
Hathaway Agency, Inc.
General Insurance                                1996                   1998                 4,220.<F2>                   .26

Theodore E. Hoye, III, 49
President
First Credit Corporation
Financing & Insuring of
Manufactured Housing                             1998                   1998                 2,600. <F3>                  .16


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR
OF THESE NOMINEES.

                                                                3

The following named members of the Board of Directors of CNB Bancorp, Inc. will continue in office until the end of their terms:


                                                                                Shares of Common Stock
                                                                                of the Company Beneficially
                                                                                owned as of January 31, 1998
                                                                                Bracketed ( ) numbers refer to
                                                                                footnotes below

Name, Age, Other Positions with
the Company, Principal Occupation
and Directorships of Other                       Director
Publicly Owned Companies                         Since                  Expires             Number <F1>                  Percent

CLASS 1

William N. Smith, 57
Chairman of the Board,
President and Chief Executive
Officer of the Company and the Bank              1988                   1999                 2,000.                       .13

Brian K. Hanaburgh, 48
Owner
D/B/A McDonald's Restaurants
Fast Food Restaurants                            1994                   1999                   800. <F4>                  .05

Leon Finkle, 73
Chairman of the Board
Finkle Distributors, Inc.
Candy and Tobacco Distribution                   1988                   1999                 2,400. <F5>                  .15

Clark Easterly, Sr., 71
Chairman of the Board
The Johnstown Knitting Mill Company
Manufacturer of Knitwear                         1992                   1999                 3,632. <F6>                  .23

CLASS 2
John C. Miller, 67
President
John C. Miller, Inc.
Automobile Dealer                                1988                   2000                48,000.                      3.00

Frank E. Perrella, 70
President
Sira Corp
Consultant                                       1988                   2000                34,800. <F7>                 2.18

Robert L. Maider, 66
Attorney-at-Law
Maider & Smith                                   1988                   2000                17,544.                      1.10


<F1> The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" as set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.
<F2> Includes 1,220 shares owned as custodian.
<F3> Includes 2,400 shares in the name of First Credit Corporation.
<F4> Includes 300 shares owned individually by his spouse.
<F5> Includes 800 shares owned individually by his spouse.
<F6> Includes 1,400 shares owned individually by his spouse.
<F7> Includes 34,000 shares owned individually by his spouse.


                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

              The Board of Directors of the Company met five times during 1997. All members, except for Mr. Subik, attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they are members.

              The Board of Directors of the Company does not have a standing nominating committee. This function is performed by the Company's Executive Committee which met four times during 1997. Its members are Messrs. Smith, Chairman; Miller, Morgan and Perrella, and in addition, up to two other members of the Board may serve as rotating members on a monthly basis. The Executive Committee reviews and recommends to the full Board of Directors nominees for election or re-election as directors. The Executive Committee will consider the names of individuals recommended by shareholders for nomination to be directors of the Company. Persons wishing to recommend individuals for consideration should send such recommendations to the Secretary of the Company.

              The Company and the Bank have standing audit committees. Their members are Company and Bank directors; Perrella, Chairman; Hoye, Easterly, Rose and Subik. These Committees met seven times in 1997. The Committees each year verify certain assets of the Bank. KPMG Peat Marwick, LLP, certified public accountants, are engaged to perform an audit of the full financial statements of the Company and the Bank, in accordance with generally accepted auditing standards. The Committees meet with representatives of KPMG Peat Marwick, LLP, to discuss the results of their audit, and these results are then reported to the full Board of Directors. The Chairman of the Committees, from time to time during the year, held informal meetings with the Company and Bank's internal auditor.

              The Bank has a Compensation Committee that met twice in 1997. Its members are Messrs. Perrella, Chairman; Easterly and Miller. The Committee reviews the salaries and other forms of compensation of the key executive officers of the Bank, reviews salary policies and general salary administration throughout the Bank and recommends to the Board of Directors profit sharing contributions to be made to the Employee Profit Sharing Plan.

                             SECTION 16 TRANSACTIONS

              Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company assists executive officers and directors in filing the required reports and, to its knowledge during the year 1997, all filing requirements applicable to officers and directors were met.

                          INDEPENDENT PUBLIC ACCOUNTANTS

              KPMG Peat Marwick, LLP, were the Company's accountants for the fiscal year most recently completed. While no accountants have been selected for the current year, the Company anticipates that KPMG Peat Marwick, LLP will continue as the Company's accountants. Representatives of KPMG Peat Marwick, LLP, are not expected to be present at the shareholders meeting and, therefore, will not be available to respond to questions of shareholders.


                          EXECUTIVE OFFICERS COMPENSATION

              At present, officers of the Company are not compensated in any way for their services. The following summary compensation table shows the annual compensation for the last three fiscal years for the Bank's chief executive officer, and executive vice president, the only officers of the Company or the Bank whose total salaries and bonuses exceeded $100,000 in 1997.

                             SUMMARY COMPENSATION TABLE



                                                     Annual Compensation
Name and                                                                                              All Other
Principal Position                       Year             Salary                Bonus                 Compensation <F1>

William N. Smith,                        1997             $169,000              $6,760                $16,567
Chairman of the Board,                   1996             $159,000              $6,360                $14,918
President and Chief Executive            1995             $150,000              $6,000                $14,590
Officer of the Company and
the Bank

George A. Morgan                         1997             $113,000              $4,520                $14,764
Vice President and                       1996             $106,000              $4,240                $13,054
Secretary of the Company                 1995             $100,000              $4,000                $12,053
and Executive Vice-President,
Cashier and Trust Officer
of the Bank


<F1> Includes contributions to Mr. Smith's profit sharing plan account of
     $9,167, $9,068 and $8,740 and Board of Directors fees of $7,400, $5,850 and $5,850 for the years 1997, 1996 and 1995 respectively and contributions to Mr. Morgan's profit sharing plan account of $7,364, $7,204 and $6,203 and Board of Directors fees of $7,400, $5,850 and $5,850 for the same period.


                         COMPENSATION OF DIRECTORS

      At present, directors of the Company are not compensated in any way for their services. The Board of Directors of the Bank are the same individuals who are directors of the Company. Directors of the Bank are compensated for all services as directors, as follows:

      For attending regular and special meetings of the Board; $550.00 for each meeting. For service as regular members of the Executive and Discount Committee, except salaried officers; $11,700.00 per annum, payable quarterly. For service as special members of the Executive and Discount Committee; $900.00 for the month of service. For service as members of the Trust Investment Committee, except salaried officers; $2,700.00 per annum, payable quarterly. For service as members of the Examining Committee; $225.00 for each meeting attended. In addition to the foregoing, the Chairman of the Examining Committee receives an annual fee of $600.00, payable quarterly. For service as members of the Compensation Committee, $225.00 for each meeting attended.


                        COMPENSATION PURSUANT TO PLANS

Retirement Plans - The following table shows the estimated annual benefits payable upon retirement under the pension plans of the Bank based on specific compensation and years of service classifications.

           ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED



Highest 5-Year Average                                                Years of Service
Base Compensation                            20                       30                               40

$ 25,000                                     $ 6,300                  $  9,450                         $ 12,588
  50,000                                      14,628                    21,942                           28,724
  75,000                                      23,378                    35,067                           45,599
 100,000                                      32,128                    48,192                           62,474
 125,000                                      40,878                    61,317                           79,349
 150,000                                      49,628                    74,442                           96,224
 175,000                                      58,378                    87,567                          113,099
 200,000                                      67,128                   100,692                          129,974

                                                           7

              The Bank has a non-contributory defined benefit retirement plan by participation in the New York State Bankers Retirement System. This Plan covers all employees of the Bank age 21 years, and less than 65 years, with more than one year of service who complete 1,000 or more hours of service during the year. Benefits are based on the number of years of service and salary at retirement. An employee becomes fully vested in the Plan after five years of service. The amount of contributions, payment, or accrual, in respect to a specified person, is not and cannot readily be separately or individually calculated by the actuaries of the Plan. During 1997, the aggregate amount expensed for retirement contributions to the Plan equaled approximately 3.75% of the total covered remuneration paid to participants in the Plan. In addition, the Bank has entered into an Agreement with William N. Smith whereby the Bank has agreed to pay Mr. Smith a supplemental retirement benefit equivalent to the excess of the benefit he would receive under the Plan if the compensation limitations provided by
Section 401 (a) (17) of the Internal Revenue Code did not exist over his Plan benefit. The agreement also provides that, for purposes of computing the supplemental benefit payable to Mr. Smith, he will receive credit for an additional ten years of service beyond his actual service with the Bank and the Company. Mr. Smith' supplemental retirement benefit under this Agreement is only payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank has purchased a life insurance policy on Mr. Smith's life so that it will have funds available to satisfy its obligations under this Agreement. This life insurance is held in a so-called "Rabbi" trust but is available to the creditors of the Bank. Under the Plan, as supplemented by the Agreement, each participant who retires at age 65 is entitled to receive an annual retirement income for life equal to 1.75% of the average of the highest consecutive five years of compensation during his or her career (average compensation) times creditable service up to 35 years, plus 1.25% of the average compensation times creditable service in excess of 35 years (up to five such years), less .49% of the final three year average compensation (limited to covered compensation, which is defined as the average of the individual's last 35 years of taxable social security wage base), times creditable service up to 35 years. Estimated annual benefits to individual employees for the years of service indicated, exclusive of social security benefits, are shown in the preceding table. (The Plan and the Agreement contain provisions for optional benefits of equivalent actuarial value which may be elected by the employee.) As of December 31, 1997, William N. Smith had 22 years of credited service with the Bank and George A. Morgan had 30 years.

              Profit Sharing Plans - The Bank has a deferred profit sharing plan. At present, the profit sharing plan provides for annual contributions, if any, by the Bank, at the discretion of the Board of Directors. Employees are eligible to participate in the profit sharing plan after completing one year of service with the Bank and having reached age 21 years. Contributions on behalf of participating employees are allocated to participants' shares in proportion to their annual compensation. Amounts expensed for deferred profit sharing plan contributions are included in the above summary compensation table. Participants are fully vested over a six year period. Contributions are invested and administered by the Bank as sole trustee and administrator. In addition, the Agreement between William N. Smith and the Bank provides that Mr. Smith will receive credit in an account maintained on the books of the Bank for an amount equal to the difference between the amount actually credited to Mr. Smith's account under the profit sharing plan and the contribution he would have received without regard to the compensation limitations of Section 401 (a)
(17) of the Internal Revenue Code. The balance in Mr. Smith's supplemental profit sharing account is payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank is contributing money to the "Rabbi" trust previously referred to so that it will have funds available to satisfy its obligation under the Agreement to pay Mr. Smith supplemental profit sharing benefits.

              Director Fees Plan - The Bank has a deferred fees plan for directors. This plan allows directors the election to defer the receipt of meeting fees to a future date. Deferred fees are credited, together with interest accruing thereon, to a separate liability account. Interest is credited annually at a rate of twenty-five basis points above the six month Treasury Bill average discounted rate for the year. The balance of any account is payable to the director, or to his designated beneficiaries, in a lump sum or in up to ten annual installments, at the election of the director. Payments begin on a date specified by the director or upon his termination as a director of the Bank, whichever is applicable, or upon his death, whichever shall occur first.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

              The objective of the Bank's compensation program is to attract and retain high quality personnel to lead the organization in a changing industry, to produce sustainable, profitable earnings in support of shareholder interests, to meet customer needs and to serve the communities in which the Company and the Bank operate.
              The Compensation Committee reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance.
              Appropriate base salaries are determined by analysis of salary data on positions of comparable responsibility within banking industry peer groups. Holiday bonuses are paid to all Bank employees and are equal to approximately two weeks base salary. The Bank does not have a long term incentive plan.
              The Company's performance is measured by analysis of selected peer group comparisons, with a major consideration given to net income.
              Members of the Compensation Committee are: Frank E. Perrella, Chairman; Clark Easterly, Sr., and John C. Miller.

                           PERFORMANCE GRAPH

              The following line graph presentation compares the five-year cumulative total shareholder return on CNB Bancorp, Inc.'s common stock against the cumulative total return of the Standard & Poor's 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index (KBW 50). The graph assumes that $100 was invested on December 31, 1992 and includes both price change and reinvestment of cash dividends. Graph points are as of December 31 of each year.
              The KBW 50 Index is made up of fifty of the nation's most important banking companies, including both money center and major regional banks, and is considered to be representative of the price performance of the nation's largest banks. It should be kept in mind that, by design, the KBW 50 Index does not reflect the price or total return performance of smaller banking companies.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN <F1>
            AMONG CNB BANCORP, INC., THE S & P 500 INDEX
                         AND THE KBW 50 INDEX


                       CNB BANCORP, INC.        S & P 500              KBW 50

                       $122                     $110                   $106
                        157                      112                    100
                        178                      153                    160
                        203                      189                    227
                        277                      252                    332


<F1> $100 INVESTED ON 12/31/92 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENBDS.
     FISCAL YEAR ENDING DECEMBER 31.


                          RELATED PARTY TRANSACTIONS

              The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with many of its directors, executive officers, and the businesses in which they are associated. During the calendar year 1997, loans to directors and executive officers, together with their business interests, reached maximum aggregate totals of $3,312,973, 11.16% of the December 31, 1997 equity capital accounts. At year-end 1997, loans to directors and executive officers, together with their business interests, were $2,193,639, 7.39% of the December 31, 1997 equity capital accounts. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

              Robert L. Maider, who is a member of the Board of Directors, is a partner of the law firm of Maider & Smith, which the Bank has retained in the past and proposes to retain in the current fiscal year. During 1997, the Bank made payments to this firm for services in the amount of $51,259.58.

                                 OTHER MATTERS

              As of the date of this Proxy Statement, the Board of Directors does not know of any matter other than as indicated above that will come before the meeting. In the event that any other matter properly comes before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment on such matters.


              A COPY OF FORM 10K (ANNUAL REPORT) FOR 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY, IS AVAILABLE TO SHAREHOLDERS FREE OF CHARGE BY WRITTEN REQUEST TO GEORGE A. MORGAN, VICE PRESIDENT AND SECRETARY, CNB BANCORP, INC. 10-24 NORTH MAIN STREET, GLOVERSVILLE, NY 12078.

              All shares represented by proxies sent to the Company to be voted at the Annual Meeting will be voted if received in time.


                                             By Order of the Board of Directors




                                                       George A. Morgan
                                                  Vice President & Secretary

March 20, 1998
Enclosure



                        PLEASE MARK, SIGN, DATE AND MAIL
                                 YOUR PROXY NOW!

                     PLEASE MARK, SIGN AND RETURN IMMEDIATELY

                                CNB BANCORP, INC.

                    PROXY FOR ANNUAL MEETING - APRIL 21, 1998

         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of CNB BANCORP, INC. do hereby nominate, constitute and appoint, Clark Easterly, Sr., John C. Miller and Frank E. Perrella or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place, and stead to vote all the common stock of said Company, standing in my name on its books at the Annual Meeting of its Shareholders to be held at the HOLIDAY INN, 308 NORTH COMRIE AVENUE, JOHNSTOWN, NY on April 21, 1998 at 4:00 p.m., or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

                                                             CHECK ONE BOX ONLY

1. To elect George A. Morgan, Clark D. Subik,                       For
   Deborah H. Rose and Theodore E. Hoye, III to serve               All
   as members of the Board of Directors of the Company           Nominees
   for a period of three years                                           ------

   Withhold Authority as to All Nominees                                 ------

   ALL Nominees Except Those Listed in the
   Space Provided Immediately Below                                      ------

2. At the discretion of the Proxies, to vote for or against any other proposition which may come before the meeting or any adjournment thereof. The Board of Directors knows of no other business to be brought before the meeting.

THIS PROXY CONFERS AUTHORITY TO VOTE IN FAVOR OF ALL OF THE NOMINEES LISTED ABOVE AND IN THE PROXY STATEMENT, UNLESS OTHERWISE INSTRUCTED HEREIN BY THE SIGNER. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE FOR OR AGAINST ANY OF THE FOLLOWING MATTERS:

(1) ANY OTHER PROPOSITION WHICH MAY BE PRESENTED AT THE MEETING. THE BOARD OF DIRECTORS, AT THE DATE OF THE NOTICE OF THE MEETING, KNOWS OF NO SUCH MATTERS EXCEPT A PROPOSITION TO APPROVE THE MINUTES OF THE LAST MEETING OF SHAREHOLDERS, BUT SUCH APPROVAL SHALL NOT AMOUNT TO A RATIFICATION OF ACTION TAKEN AT THAT MEETING.

 (2) PROPOSITIONS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                               Dated: ___________________________________, 1998

                                      ___________________________________(L.S.)

                                      ___________________________________(L.S.)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.